Exhibit 99.1

Weil Draft 9/8/2022

FIRST LIGHT ACQUISITION GROUP, INC. Adjourns Special Meeting of Stockholders to September 13, 2022 at 10:00 am ET

New York, New York – September 9, 2022 – First Light Acquisition Group, Inc. (NYSE: FLAG) (“FLAG”) today announced that it convened and then adjourned, without conducting any other business, its virtual Special Meeting of Stockholders to September 13, 2022 at 10:00 a.m., Eastern time (the “Special Meeting”). The Special Meeting is being held to consider the proposed amendment to Flag’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date by which FLAG must complete its initial business combination, as described in FLAG’s definitive proxy statement, dated August 23, 2022 (the “Proxy Statement Statement”). The Special Meeting will be held via live webcast at https://www.cstproxy.com/firstlightacquisition/2022.

In connection with the proposed Charter Amendment, FLAG filed the Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2022, and the Proxy Statement and proxy card were mailed shortly thereafter to stockholders of record as of the close of trading on August 22, 2022. The Proxy Statement is available on the SEC website at www.sec.gov.

For more information, please contact:

FLAG Investor Relations

IR@firstlightacquisition.com

(202) 503-9255